UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 7, 2010

 ARC Wireless Solutions, Inc.
(Exact Name of Registrant as Specified in its Charter)

Utah
(State or other jurisdiction of incorporation)
000-18122	87-0454148
(Commission File Number)	(IRS Employer Identification No.)

10601 West 48th Avenue Wheat Ridge, Colorado	80033-2285
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:   303-421-4063

Former Name or Former Address, if Changed Since Last Report:   Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02: Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

Effective as of April 7, 2010, Ms. Lynn Wunderman has been appointed to the Board of Directors of ARC Wireless Solutions, Inc. (the “Company”). Ms. Wunderman will also be appointed as a member of the Board's Audit Committee and the Board's Compensation Committee. The Board has determined that Ms. Wunderman meets the independence standards and the Audit Committee Composition standards under the NASDAQ Rules and Securities and Exchange Commission Rules. Ms. Wunderman will serve for a term that will expire at the next shareholders’ meeting at which directors are elected, or until a respective successor is duly elected and approved.

Ms. Wunderman is a seasoned marketing professional with over 30 years experience in direct marketing, database marketing, communications, consulting and general management. Over the years, she has launched three successful companies, two continuing non-profit organizations, and counseled some of the largest advertisers in the industry.  From 1999 until 2005, she was the President and CEO of I-Behavior. Since 2006 she has served as the Principal of the Wunderman Group. Since 2009, she has also served as the Chairman of Webdweller, a technology start-up.  Ms. Wunderman has served on a number of advisory boards, including Convergent Mobile, Grandparents.com, Permuto, Zadspace and the Hudson Valley Center for Innovation.

As of the date of this Report on Form 8-K, no decisions have been made regarding Ms. Wunderman’s compensation as a director of the Company.

Item 8.01: Other Events.

On April 7, 2010, the Company issued a press release, attached hereto as Exhibit 99.1.

Item 9.01: Financial Statements and Exhibits.

Exhibits

Exhibit No.	Description of Exhibits

Exhibit 99.1	Press Release dated as of April 7, 2010.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARC Wireless Solutions, Inc.
(Registrant)

Date: April 7, 2010	By:	/s/ Jason Young
Name: Jason Young
Title: Chief Executive Officer

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